Filed Pursuant to Rule 424(b)(5) Registration No. 333-264647
PROSPECTUS SUPPLEMENT (To the Prospectus dated May 4, 2022)

IDAHO STRATEGIC RESOURCES, INC.

$10,000,000

COMMON STOCK

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $10,000,000 of shares of common stock, no par value, of Idaho Strategic Resources, Inc. (the “Company”, “we”, or “us”), from time to time through our sales agent, Roth Capital Partners (or the “Sales Agent”). These sales, if any, will be made pursuant to the terms of the Sales Agreement (the “Sales Agreement”), by and between the Company and the Sales Agent.

Our common stock is traded on the NYSE American, LLC (“NYSE American”), under the symbol “IDR.” On June 3, 2022, the closing sale price of our common stock on the NYSE American was $8.52 per share.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners with respect to certain liabilities, including liabilities under the Securities Act.

As of June 3, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was $87,233,775 based on 11,783,306 shares of outstanding common stock, of which 10,238,706 shares are held by non-affiliates, and a per share price of $8.52, which was the closing sale price of our common stock as quoted on the NYSE American on June 3, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is June 7, 2022

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information.

In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock. Neither we nor the Sales Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance of any other information that others may provide to you. We are not making offers to sell or solicitations to buy the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus supplement or any prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement or any prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement and the accompanying prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement and the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Unless otherwise stated, all references to “us,” “our,” “IDR,” “we,” the “Company” and similar designations refer to Idaho Strategic Resources, Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of Idaho Strategic Resources, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before buying our securities. You should carefully read this prospectus supplement and accompanying prospectus in their entirety, including all documents incorporated by reference herein before making an investment decision. In particular, attention should be directed to our “Risk Factors,” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, including in our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022.

Business Overview

Headquartered in North Idaho, Idaho Strategic Resources produces gold at the Golden Chest Mine and holds a significant land package in the Murray Gold Belt (“MGB”). The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold and gold production, the Company maintains a strategic and domestic presence in the Critical Minerals and Energy Minerals sectors and is focused on advancing its officially recognized Diamond Creek and Roberts Rare Earth Element projects in central Idaho as well as its Thorium project in Lemhi Pass, ID. IDR is one of the few companies possessing the combination of officially recognized U.S. based domestic Rare Earth Element and Thorium properties (in Idaho) and Idaho-based gold production in an established mining community.

Idaho Strategic Resources possesses the in-house expertise ranging, from early-stage exploration and core drilling to mine development and production, including the design and operation of the New Jersey Mill – all while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings.

IDR has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine.

Our executive offices are located at 201 N. Third Street, Coeur d’Alene, ID 83814. You can also contact us by telephone at (208) 625-9001.

Our Market Opportunity

The Company is an established gold producer, with surface and underground mining operations at its 100-percent owned Golden Chest Mine and conducts milling operations at its majority-owned New Jersey Mill. The Company also has an expanded focus on identifying and exploring Critical Minerals (Rare Earth Elements and Thorium). In addition to gold and gold production, the Company also maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REE’s). The Company’s Diamond Creek and Roberts REE properties are included the U.S. National REE inventory as listed in USGS, IGS and DOE publications. Both projects are in central Idaho and participating in the USGS Earth MRI program, with the Diamond Creek Project also participating in the Idaho Department of Commerce’s IGEM program.

The Company holds mineral properties in four historic mining districts of Idaho and Montana. Its portfolio of mineral properties includes:

•	The Golden Chest Mine, a producing gold mine located in the Murray Gold Belt (“MGB”) of North Idaho

•	A significant portfolio of early-stage exploration properties within the MGB, many of which include historic gold mines and known gold mineralization

•	United States Geologic Survey (“USGS”) recognized Rare Earth Element potential

o	Diamond Creek-one of Idaho’s most prospective REE properties

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o	Roberts Rare Earth-one of the highest grade known REE properties in the US

•	Lemhi Pass District in central Idaho “thought to be the largest concentration of Thorium resources in the United States” according to the USGS

•	A significant portfolio of early-stage exploration properties in Central Idaho, primarily in the Elk City area

•

The Butte Highlands Mine (50-percent interest), an advanced-stage project which has seen considerable development work, located south of the city of Butte, in Western Montana; however, management does not expect this project to be advanced in the near future.

In addition to its portfolio of exploration, pre-development, and producing properties, the Company is also the manager and majority owner of the New Jersey Mill, which currently processes ore from the Golden Chest Mine. The New Jersey Mill can process gold and silver ore through a 360-tonne per day flotation plant.

During the last few years, the Company has focused its efforts on expanding underground development and production at the Golden Chest Mine with an aggressive focus on consolidating and increasing its land holding within the Murray Gold Belt. With all debt associated with the start-up of operations behind it, the Company significantly increased its exploration and expansion activities in the Murray Gold Belt. This progress combined with the existing infrastructure and development over the last two years has created a solid foundation for continued growth and, we feel, a base of value regardless of market cycles.

Our Growth Strategy

The Company’s plan of operation is to generate positive cash flow and increase its gold production and asset base over time while being mindful of corporate overhead. The Company’s management is focused on utilizing its in-house technical and operating skills to build a portfolio of producing mines and milling operations with a focus on gold and exploration for minerals critical to the United States’ low carbon future, including REEs and Thorium.

The Company’s properties include: the Golden Chest Mine (currently in production), the New Jersey Mill (majority ownership interest), and a 50% carried to production interest in the past-producing Butte Highlands Mine located in Montana. In addition to its producing and near-term production projects, the Company has additional gold exploration prospects, including the McKinley-Monarch and Eastern Star located in Central Idaho, and additional holdings near the Golden Chest in the Murray Gold Belt. Recently, the Company added Rare Earth Element and Thorium properties in Idaho to its portfolio of exploration properties in an effort to diversify its holdings towards the anticipated demand for these elements in the electrification of motorized vehicles and energy independence.

Our Revenue Model

The Company’s primary source of revenue comes from its operating gold mine, the Golden Chest Mine located in the Murray Gold Belt of northern Idaho. The Company is also pursuing a Rare Earth Element (REE) and Thorium exploration strategy and has acquired properties in Idaho containing these minerals.

The Company sold all its flotation gold concentrate to H&H Metals Corporation of New York, NY which accounted for 95% of gold sales in 2021. The remaining gold sales were gold doré, which was sold to a western U.S. refinery. H&H Metals is also an IDR shareholder. Although not expected, if H&H Metals could not purchase the gold concentrate, it is anticipated another customer could be found readily as the floatation gold concentrate is a high value concentrate with minor deleterious element content. The Company ships its gold concentrate overseas to a smelter in Japan and the recent global shipping problems due to Covid-19 can result in increased inventory of gold concentrate at the New Jersey Mill.

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 THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of the Securities That May Be Offered”.

Issuer	Idaho Strategic Resources, Inc., an Idaho corporation.
Common stock offered by this Prospectus Supplement:	Shares of our common stock having an aggregate offering price of up to $10,000,000.

Common stock to be outstanding after the offering:

12,957,015 assuming the sale of the full $10,000,000 worth of our common stock in this offering (which is 1,173,709 at an assumed sales price of $8.52 per share, which was the closing price of our common stock on the NYSE American on June 3, 2022). The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering and the sales price at which shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” that may be made from time to time through our Sales Agent, Roth Capital Partners, LLC. See “Plan of Distribution” on page 9 of this prospectus supplement.

Use of Proceeds:

We intend to use the net proceeds from these sales for acquiring equipment, construction costs, and labor associated with the construction of a new mill and related facilities, and general corporate purposes. See “Use of Proceeds” on page 7 of this prospectus supplement.

Risk Factors:

An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NYSE American symbol:	“IDR”

Transfer agent and Registrar	Nevada Agency and Transfer Company

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any documents we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus, and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

You should read this prospectus supplement and the accompanying prospectus, and any documents we incorporate by reference, with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2021, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering and additional dilution in the future.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of warrants and options outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, or our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $10,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” in this prospectus supplement and the prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at the market sales program covered by this prospectus supplement.

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The common stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our business may be adversely affected by information technology disruptions.

Cybersecurity incidents are increasing in frequency, evolving in nature and include, but are not limited to, installation of malicious software, unauthorized access to data, and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. We believe that we have implemented appropriate measures to mitigate potential risks. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our financial condition and results of operations.

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USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $10,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Roth Capital Partners. We intend to use the net proceeds of this offering for acquiring equipment, construction costs, and labor related to the construction of a mill and mill facilities at or near the Golden Chest Mine and general corporate purposes as management deems necessary.

However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.  Our net tangible book value on March 31, 2022 was approximately $17,300,000, or $1.47 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the aggregate amount of $10,000,000 in this offering at an assumed offering price of $8.52 per share, which was the last reported sale price of our common stock on the NYSE American on June 3, 2022, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2022 would have been approximately $27,000,000, or $2.08 per share of common stock. This represents an immediate increase in net tangible book value of $0.62 per share to our existing stockholders and an immediate dilution in net tangible book value of $6.44 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$8.52
Net tangible book value per share as of March 31, 2022	$17,300,000
Increase per share attributable to this offering	$0.62
As-Adjusted Net tangible book value per share after giving effect to this offering	$27,000,000
Dilution per share to new investors	$6.44

The table above assumes, for illustrative purposes, that an aggregate of 1,173,709 shares of our common stock are sold at a price of $8.52 per share, the last reported sale price of our common stock on the NYSE American on June 3, 2022, for aggregate gross proceeds of $9,999,992.16. The shares sold in this offering, if any, will be sold from time to time at various prices.

Each $1.00 increase (decrease) in the assumed public offering price of $8.52 per share (the last reported sale price of our common stock on the NYSE American on June 3, 2022) would increase (decrease) our as adjusted total shareholders’ equity and total capitalization by approximately $1.17 million, assuming no change to the dollar value of shares of common stock being offered hereby set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and estimated offering expenses payable by us.

The above discussion and table are based on 11,783,306 shares of our common stock outstanding as of June 3, 2022 and excludes, as of that date:

•	408,955 shares of our common stock reserved for issuance under our 2014 Stock Option and Stock Issuance Plan with a weighted average exercise price of $5.42;

•	336,745 shares of our common stock underlying warrants issued to investors of a private placement that closed August 28, 2020, at an exercise price of $5.60 per share;

•	235,722 shares of our common stock underlying warrants issued to investors of a private placement that closed October 15, 2021, at an exercise price of $5.60 per share;

•	53,572 shares of our common stock underlying warrants issued an investor of a private placement that closed November 12, 2021, at an exercise price of $7.00 per share.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

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PLAN OF DISTRIBUTION

We entered into a sales agreement with Roth Capital Partners, or the Sales Agent, on June 7, 2022. Under the terms of the sales agreement, we may offer and sell up to $10,000,000 of shares of our common stock from time to time through the Sales Agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through NYSE American, the existing trading market for our common stock. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend the offering of common stock upon notice and subject to other conditions.

The sales agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the sales agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the sales agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Sales Agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3% of the gross sale price from sales of shares under this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the sales agent under the sales agreement, will be approximately $50,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The sales agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it has received and may in the future receive customary fees. Affiliates of the Sales Agent may be lenders or agents under our various credit facilities in the future, and affiliates of the Sales Agent may hold our securities. The Sales Agent and/or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The prospectus supplement and the prospectus for the offering in electronic format may be made available on websites maintained by the sales agent. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Lyons O’Dowd, PLLC, Coeur d’Alene, Idaho. Roth Capital Partners, LLC is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

Our balance sheets as of December 31, 2021, and 2020, and the related statement of operations, changes in statement of stockholders’ equity (deficit), and statement of cash flows for the years ended December 31, 2021, and 2020, incorporated in this prospectus supplement by reference have been audited by Assure CPA, LLC, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, which as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement and accompanying base prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below.  Whenever a reference is made in this prospectus supplement, or the prospectus, to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement, the prospectus, or incorporated filings, for a copy of such contract, agreement, or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NYSE American, you may also inspect reports, proxy statements and other information at the offices of the NYSE American.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information in the documents incorporated by reference is part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the Prospectus, to the extent the new information differs from or is inconsistent with the old information. This prospectus supplement incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to the effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022.

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 16, 2022.

3.	Our proxy statement on Schedule 14A filed with the SEC on May 13, 2022.

4.	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 14, 2022, February 15, 2022, March 9, 2022, March 10, 2022 and April 22, 2022.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference, modifies, or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting John Swallow, c/o Idaho Strategic Resources, Inc., at 201 N 3rd Street, Coeur d’Alene, Idaho 83814. Telephone number (208) 625-9001.

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

S-11

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2022

PRELIMINARY PROSPECTUS

$35,000,000

COMMON STOCK

WARRANTS

RIGHTS

DEBT SECURITIES

UNITS

and

Up to 360,134 Shares of Common Stock Offering by the Selling Stockholders

We may offer and sell from time to time up to $35,000,000 in the aggregate of common stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinate debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. In the case of an offering by the selling stockholders, information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus also relates to the possible resale by holders from a previous private placement, who we will refer to in this prospectus as the “selling stockholders” of up to 360,134 shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The shares of our common stock included in this prospectus were originally acquired by the selling stockholders in a private placement of our common stock dated February 9, 2022.

The selling stockholders named in this prospectus may also offer up to 360,134 shares of our common stock from time to time in connection with one or more offerings, at prices and on terms that will be determined by the selling stockholders. We will not receive any proceeds from the sale of any securities by the selling stockholders.

Our common stock is quoted on the NYSE American under the symbol “IDR.” The closing sales price of our common stock on the NYSE American on April 28, 2022 was $9.24 per share.

As of April 28, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $94,505,269, which was calculated based on 10,227,843 shares outstanding held by non-affiliates and a per share closing price of $9.24 reported on the NYSE on that date. We have not offered securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar months ending on and including the date of this prospectus. Pursuant to General Instruction I.B.6, in no event will we sell securities registered on this registration statement with a value exceeding more than one-third of our public float in any 12-month period if our public float is below $75 million.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, as well as in supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2022.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

References in this prospectus to IDR, we, us, our, and the “Company” are to Idaho Strategic Resources, Inc., an Idaho corporation.

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or the selling stockholders to be named in a prospectus supplement to this prospectus may, from time to time, offer and sell shares of our common stock; and we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides certain general information about the securities that we and/or the selling stockholders may offer hereunder. Each time we and/or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. The words “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are generally intended to identify these forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond IDR’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Some of other risk factors include, but are not limited to, the following:

•	adverse effects of climate changes or natural disasters;
•	adverse effects of global or regional pandemic disease spread or other crises;
•	global economic and capital market uncertainties;
•	the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources;
•	operational or technical difficulties in connection with exploration, processing or mining activities;
•	costs, hazards and uncertainties associated with precious metal based activities, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production;
•	contests over our title to properties;
•	potential dilution to our shareholders from our stock issuances, recapitalization and balance sheet restructuring activities;
•	potential inability to comply with applicable government regulations or law;
•	adoption of or changes in legislation or regulations adversely affecting our businesses;
•	permitting constraints or delays;
•	ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving the ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future;
•	changes in the United States or other monetary or fiscal policies or regulations;
•	interruptions in our production capabilities due to capital constraints;
•	equipment failures;
•	fluctuation of prices for gold or certain other commodities (such as rare earth elements, water, diesel, gasoline and alternative fuels and electricity);
•	changes in generally accepted accounting principles;
•	adverse effects of war, mass shooting, terrorism and geopolitical events;
•	potential inability to implement our business strategies;
•	potential inability to grow revenues;
•	potential inability to attract and retain key personnel;
•	interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors;
•	assertion of claims, lawsuits and proceedings against us;
•	potential inability to satisfy debt and lease obligations;
•	potential inability to maintain an effective system of internal controls over financial reporting; and
•	work stoppages or other labor difficulties.

Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SUMMARY OF OUR BUSINESS

Idaho Strategic Resources, Inc., or “IDR,” headquartered in North Idaho, Idaho Strategic Resources produces gold at the Golden Chest Mine and holds a significant land package in the Murray Gold Belt (“MGB”). The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold and gold production, the Company maintains a strategic and domestic presence in the Critical Minerals sector and is focused on advancing its officially recognized Diamond Creek and Roberts Rare Earth Element projects in central Idaho. IDR is one of the few companies possessing the combination of officially recognized U.S. based domestic rare earth element properties (in Idaho) and Idaho-based gold production in an established mining community.

Idaho Strategic Resources possesses the in-house expertise ranging, from early-stage exploration and core drilling to mine development and production, including the design and operation of the New Jersey Mill – all while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings.

IDR has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine.

OUR BUSINESS

Idaho Strategic Resources, Inc. (formerly New Jersey Mining Company), was incorporated in the State of Idaho on July 18, 1996. The Company is an established gold producer, with surface and underground mining operations at its 100-percent owned Golden Chest Mine and milling operations at its majority-owned New Jersey Mill and an expanded focus on identifying and exploring critical strategic minerals (“Rare Earth Minerals”). Its business strategy is to grow its asset base and mineral production over time, relying primarily on its in-house skill sets to eventually become a mid-tier gold and Rare Earth Minerals producer. The Company holds mineral properties in three historic mining districts of Idaho and Montana. Its portfolio of mineral properties includes:

•	The Golden Chest Mine, a producing gold mine located in the Murray Gold Belt (“MGB”) of North Idaho;

•	Advanced stage, pre-development surface and underground property, adjacent to the Golden Chest Mine;

•	A significant portfolio of early-stage exploration properties within the MGB, many of which include historic gold mines and known gold mineralization;

•	USGS recognized Rare Earth Element Resource
o	Diamond Creek - third largest REE resource in the US
o	Roberts Rare Earth – one the highest grade REE properties in the US

•	A significant portfolio of early-stage exploration properties in Central Idaho, primarily in the Elk City area, and;

•	The Butte Highlands Mine (50-percent interest), an advanced-stage project which has seen considerable development work, located south of the city of Butte, in Western Montana;

In addition to its portfolio of exploration, pre-development, and producing properties, the Company is also the manager and majority-owner of the New Jersey Mill, which currently processes ore from the Golden Chest Mine. The New Jersey Mill can process gold and silver ore through a 360-tonne per day flotation plant.

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During the last two years, the Company has focused its efforts on expanding underground development and production at the Golden Chest Mine with an aggressive focus on consolidating and increasing its land holdings within the Murray Gold Belt. After paying off nearly all debt associated with the start-up of operations, the Company significantly increased its exploration and expansion activities in the Murray Gold Belt. This progress, combined with the existing infrastructure and development over the last two years, has created a solid foundation for continued growth and a base of value regardless of market cycles. In addition to establishing the base for increasing its production profile, the Company has also taken a proactive approach adding nationally recognized Rare Earth Element Resource projects to its asset base.

Our shares of common stock are quoted on the NYSE American LLC exchange (“NYSE American Exchange”) under the symbol IDR. The last reported sales price of our common stock on April 28, 2022 was $9.24. Our executive offices are located at 201 N. Third Street, Coeur d’Alene, ID 83814. You can also contact us by telephone at (208) 625-9001. The information on IDR’s website https://idahostrategic.com is not part of this prospectus.

For additional information about IDR’s business, see IDR’s annual and quarterly reports, and the other documents IDR files with the SEC, which are incorporated into this registration statement by reference. See “Where You Can Find More Information” below.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this report, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable report supplement, together with all of the other information included in this report, any report supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Financial Risks

Diversity in application of accounting literature in the mining industry may impact our reported financial results.

The mining industry has limited industry-specific accounting literature and, as a result, we understand diversity in practice exists in the interpretation and application of accounting literature to mining-specific issues. As diversity in mining industry accounting is addressed, we may need to restate our reported results if the resulting interpretations differ from our current accounting practices.

You may lose all or part of your investment.

If we are unable to effectively develop, mine, recover and sell adequate quantities of gold or generate cash flows from our other diversified precious and strategic metals production and processing activities (including, but not limited to, metals exploration, engineering, resource development, economic feasibility assessments, mineral production, metal processing and related ventures), it is unlikely that the cash generated from our internal operations will suffice as a source of the liquidity necessary for anticipated working capital requirements. There is no assurance that the Company’s initiatives to improve its liquidity and financial position will be successful. Accordingly, there is substantial risk that the Company will be unable to continue as a going concern. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of the Company, the Company’s creditors would be entitled to payment in full out of the Company’s assets before holders of common stock would be entitled to any payment, and the claims on such assets may exceed the value of such assets.

Because we may never earn significant revenues from our mine operations or our other diversified precious metal-based and strategic metals production and processing activities, our business may fail.

We recognize that if we are unable to generate significant revenues from the exploration and exploitation of our mineral reserves or our other diversified precious and strategic metals production and processing activities in the future, we will not be able to earn profits or continue operations. We have yet to generate positive operating income and there can be no assurance that we will ever operate profitably. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate significant revenues or ever achieve profitability. If we are unsuccessful, our business will fail, and investors may lose all of their investment in our Company.

We will not be successful unless we recover precious or strategic metals and sell them for a profit.

Our success depends on our ability to recover precious or strategic metals, process them, and successfully sell them for more than the cost of production. The success of this process depends on the market prices of metals in relation to our costs of production. We may not be able to generate a profit on the sale of gold or other minerals because we have limited control over our costs and have no ability to control the market prices. The total cash costs of production at any location are frequently subject to great variation from year to year as a result of a number of factors, such as the changing composition of the grade of the mineralized material mined for production, and metallurgy and exploration activities in response to the physical shape and location of the mineral deposit. In addition, costs are affected by the price of commodities, such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production unprofitable. A material increase in production costs or a decrease in the price of gold or other minerals could adversely affect our ability to earn a profit on the sale of gold or other minerals.

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Cost estimates and timing of new projects are uncertain, which may adversely affect our expected production and profitability.

The capital expenditures and time required to acquire, develop and explore our projects are considerable and changes in costs, construction schedules or both, can adversely affect project economics and expected production and profitability. There are a number of factors that can affect costs and construction schedules, including, among others:

•	availability of labor, energy, transportation, equipment, and infrastructure;

•	changes in input commodity prices and labor costs;

•	fluctuations in currency exchange rates;

•	availability and terms of financing;

•	changes in anticipated tonnage, grade and metallurgical characteristics of the mineralized material to be mined and processed;

•	recovery rates of gold and other metals from mineralized materials;

•	difficulty of estimating construction costs over a period of a year;

•	delays in completing any environmental review or in obtaining environmental or other government permits;

•	weather and severe climate impacts; and

•	potential delays related to health, social, political and community issues.

Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

Our strategic plan is focused on high-value, cash-generating, precious metal-based activities, including, but not limited to, precious-metal exploration, resource development, economic feasibility assessments and cash-generating mineral production. Many of the factors that impact our ability to execute our strategic plan, such as the advancement of certain technologies, legal and regulatory obstacles and general economic conditions, are beyond our control. Changes in value or a lack of demand for the sale of non-core assets would negatively affect the Company’s financial condition and performance. Our inability to identify successful joint venture candidates and to complete joint ventures or strategic alliances as planned or to realize expected synergies and strategic benefits could impact our financial condition and performance. Our inability to deploy capital to maximize shareholder value could impact our financial performance. We cannot give assurance that we will be able to execute any or all of our strategic plan. Failure to execute any or all of our strategic plan could have a material adverse effect on our financial condition, results of operations, and cash flows.

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Risks Associated with Mining Operations, Development, Exploration and Acquisition Portion of Our Business

Exploration activities involve a high degree of risk, and exploratory drilling activities may not be successful.

The Company’s future success will largely depend on the success of the exploration drilling programs at the Golden Chest Mine, adjacent properties, and other exploration properties. Participation in exploration drilling activities involves numerous risks, including the significant risk that no commercially marketable minerals will be discovered. The mining of minerals and the manufacture of mineral products involves numerous hazards, including:

•	Ground or slope failures;

•	Pressure or irregularities in formations affecting ore or wall rock characteristics;

•	Equipment failures or accidents;

•	Adverse weather conditions;

•	Compliance with governmental requirements and laws, present and future;

•	Shortages or delays in the availability and delivery of equipment; and

•	Lack of adequate infrastructure, including access to roads, electricity and available housing.

Poor results from the Company’s drilling activities would materially and adversely affect the Company’s future cash flows and results of operations.

Transportation and weather interruptions may affect and delay proposed mining operations and impact our business plans.

Our mining properties are accessible by road. The climate in the area is hot and dry in the summer but cold and subject to snow and other precipitation in the winter, which could at times hamper accessibility depending on the winter season precipitation levels. As a result, our exploration and mining plans could be delayed for several months each year. Such delays could affect our anticipated business operations and increase our expenses.

Moreover, extreme weather events (such as increased frequency or intensity of storms or prolonged drought, flooded or frozen terrain) have the potential to disrupt operations at our projects. Extended disruptions to supply lines due to extreme weather could result in interruption of activities at the project sites, delay or increase the cost of construction of the projects, or otherwise adversely affect our business.

Supplies and equipment needed for exploration may not always be available. If we are unable to secure raw materials and exploration supplies we may have to delay our anticipated business operations.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms, if at all. Such delays could affect our anticipated business operations and increase our expenses.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral properties, claims or leases. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease exploration activity and/or operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral properties and the minerals that can be produced from them. While we compete with other exploration companies in the effort to locate and license mineral properties, we do not compete with them for the removal or sales of mineral products from our claims if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products, subject to market conditions and prices. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce; however, such sales are subject to market fluctuations that may materially and adversely affect the Company’s future cash flows and results of operations.

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Many of our competitors have greater financial resources and technical facilities. Accordingly, we will attempt to compete primarily through the knowledge and experience of our management. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral properties that might yield reserves or result in commercial mining operations.

The estimation of the ultimate recovery of gold and other metals is subjective. Actual recoveries may vary from our estimates.

We utilize a conventional flotation process to produce a bulk sulfide flotation concentrate that is sold to smelters in Asia. Ore is crushed, ground and valuable minerals are separated using the flotation process which is longstanding and well understood metallurgical process. However, our estimates of gold recovery can vary from actual gold recovery because of several factors such as oxidation, hardness of the ore, deleterious mineralogy, and gold grade estimation errors due to the nugget effect. Also, final payment is determined by sampling of the concentrate at the smelter which could lead to variations from provisional sampling at the mill facility. Sampling procedures at the mill have been modified to try to increase correlation with smelter samples such as by increasing the sample mass collected for the provisional sample at the mill. Due to the complexity of the estimation process and the number of steps involved, among other things, actual recoveries can vary from estimates, and the amount of the variation could be significant and could have a material adverse impact on our financial condition and results of operations.

Resource and other mineralized material statements are estimates only, and are subject to uncertainty due to factors including metal prices, inherent variability of the mineralized material and recoverability of metal in the mining and beneficiation processes.

Our reports of mineral resources, other mineralized material and grading are estimates and depend upon geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which may prove to be unpredictable. There is a degree of uncertainty attributable to the calculation of mineral resources and corresponding grades. Until mineral resources and other mineralized materials are actually mined and processed, the quantity of mineralized material and grades must be considered as an estimate only. In addition, the quantity of mineral resources and mineral reserves may vary depending on metal prices. Any material change in the quantity of mineral resources, mineral reserves, mineralization, grade or stripping ratio may affect the economic viability of our properties. In addition, we can provide no assurance that gold recoveries or other metal recoveries experienced in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Our mining and metal production depends on the availability of sufficient water supplies.

Our mining and milling operations require significant quantities of water for mining, processing and related support facilities. Continuous production at our mines and mill is dependent on our ability to maintain our water rights and claims, and the continuing physical availability of the water.

We may experience increased costs or losses resulting from the hazards and uncertainties associated with mining.

The exploration for natural resources and the development and production of mining operations are activities that involve a high level of uncertainty. These can be difficult to predict and are often affected by risks and hazards outside of our control. These factors include, but are not limited to:

•	environmental hazards, including discharge of metals, concentrates, pollutants or hazardous chemicals;

•	industrial accidents, including in connection with the operation of mining transportation equipment, milling equipment and/or conveyor systems, and accidents associated with the preparation and ignition of large-scale blasting operations, milling, processing and transportation of chemicals, explosives or other materials;

•	surface or underground fires or floods;

•	unexpected geological formations or conditions (whether in mineral or gaseous form);

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•	ground and water conditions;

•	fall-of-ground accidents in underground operations;

•	failure of mining pit slopes and tailings dam walls;

•	seismic activity; and

•	other natural phenomena, such as lightning, severe rain or snowstorms, floods or other inclement weather conditions.

Climate Change could negatively impact our operations and financial performance.

                Climate change is expected to create more extreme weather patterns that can increase frequency of droughts and increase the amount of rainfall, circumstances that require carful water management. Potential key material physical risks to the Company from climate change included, but are not limited to: increased volumes of mine contact water requiring storage and treatment; increased design requirements for stormwater diversion and associated water management systems; and reduced freshwater availability due to potential drought conditions. We have identified opportunities and risks with the advent of technologies that support decarbonization and renewable energy sources, such as: electric vehicles and energy storage that may require the metals we produce seek to produce in the future. These technologies may not have the same reliability as conventional technologies and costs may increase to produce such technologies, which could negatively impact our financial performance.

Risks Related to Our Company

The cost of our exploration, development and acquisition activities is substantial, and there is no assurance that the quantities of minerals and metals we discover, acquire or recover will justify commercial operations or replace reserves.

Mineral exploration, development and beneficiation, particularly for gold and other strategic metals, is highly speculative in nature and frequently is nonproductive. There can be no assurance that our exploration, development and/or acquisition activities will be commercially successful. Substantial expenditures are required to acquire existing gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the mineralized material and, in the case of new properties, to develop the processing facilities and infrastructure at any site chosen for mineral exploration. There can be no assurance that any gold reserves or mineralized material that may be discovered or acquired in the future, if any, will be in sufficient quantities or of adequate grade to justify continued commercial operations, or that the funds required for mineral production operation can be obtained on a timely or reasonable basis, if at all. Mining companies must continually replace mineral reserves depleted by production. There can be no assurance that we will be successful in replacing any reserves or mineralized material acquired or established in the future.

The prices of gold and other strategic metals fluctuate on a regular basis and a downturn in price could negatively impact our operations and cash flow.

Our operations will be significantly affected by changes in the market price of gold. Gold prices can fluctuate widely and may be affected by numerous factors, such as expectations for inflation, levels of interest rates, currency exchange rates, purchases and sales by governments and central banks, monetary policies employed by the world’s major central banks, fiscal policies employed by the world’s major industrialized economies, forward selling or other hedging activities, demand for diversified precious and strategic metals, global or regional political and economic crises, and production costs in major gold-producing regions, such as but not limited to South Africa and the Russian Federation. The aggregate effect of these factors, all of which are beyond our control, is impossible for us to predict. If gold prices decline substantially, it could adversely affect the realizable value of our assets and, potentially, future results of operations and cash flow.

7

As opportunities rise, we expect to continue to acquire properties with gold and strategic metals reserves or mineralized material with exploration potential. The price that we pay to acquire these properties will be influenced, in large part, by the price of gold and other strategic metals at the time of the acquisition. We expect our potential future revenues to be derived from the production and sale of gold and strategic metals from these properties or from the sale of some of these properties. The value of any mineralized material, and the value of any potential mineral production therefrom, will vary in direct proportion to variations in those mineral prices. The price of gold and strategic metals has fluctuated widely as a result of numerous factors beyond our control. The effect of these factors on the price of gold and strategic metals, and therefore the economic viability of our projects, cannot accurately be predicted. Any drop in the price of gold or strategic metals would negatively affect our asset values, cash flows, potential revenues and profits.

The use of hedging instruments may not prevent losses being realized on subsequent price decreases or may prevent gains being realized from subsequent price increases.

We may from time to time sell some future production of gold pursuant to hedge positions. If the gold price rises above the price at which future production has been committed under these hedge instruments, we will have an opportunity loss. If the gold price falls below that committed price, we may experience losses if a hedge counterparty defaults under a contract when the contract price exceeds the gold price. As of April 28, 2022, we have no open hedge positions.

Competition from other mineral exploration and mining companies with greater resources may impact us.

We compete with other mineral exploration and mining companies or individuals, including large, established metals and mining companies with substantial capabilities and far greater financial resources, to acquire rights to mineral properties, metal processing technology and other methods for extracting and processing precious, and other metals and minerals. There is a limited supply of desirable lands available for claim staking, lease or other acquisition. There can be no assurance that we will be able to acquire such properties when competing against competitors with substantially greater financial resources than we have. Increases in the amount of gold and associated minerals sold by competitors of the Company may also result in price reductions and/or reduced margins, and the Company may not be able to compete effectively against current and future competitors.

The construction of our mines are subject to all of the risks inherent in start-up operations.

These risks include potential delays, cost overruns, shortages of material or labor, construction defects, and injuries to persons and property. We expect to engage or hire on employees in order to continue the development of our claims. While we anticipate taking all measures which we deem reasonable and prudent in connection with the production phase, there is no assurance that the risks described above will not cause delays or cost overruns in connection with such development, production, or operation. Any delays would postpone our anticipated receipt of revenue and adversely affect our operations, which in turn may adversely affect the price of our stock.

Our business requires substantial capital investment and we may be unable to raise additional funding on favorable terms.

The construction and operation of potential future projects and various exploration projects will require significant funding. Our operating cash flow and other sources of funding may become insufficient to meet all of these requirements, depending on the timing and costs of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments and fund our ongoing business activities. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold and strategic metal prices, our operational performance and our current cash flow and debt position, among other factors. In the event of lower gold and strategic metal prices, unanticipated operating or financial challenges, or a further dislocation in the financial markets as experienced in recent years, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing operations and retire or service all of our outstanding debt could be significantly constrained.

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Owning real estate and water rights carries inherent risks.

We are susceptible to the following real estate industry risks beyond our control:

•	Changes in national, regional and local economic conditions and outlook;

•	Economic downturns in the areas where the properties are located;

•	Adverse changes in local real estate market conditions such as an oversupply of properties, reduction in demand, intense competition for buyers and/or demographic changes;

•	Changes in business or consumer preferences that reduce the attractiveness of our properties;

•	Changes in zoning, regulatory restrictions or tax laws;

•	Changes in interest rates or availability of financing.

These conditions could adversely affect our financial position, results of operations and cash flows, or the market price of our stock.

Illiquidity of real estate investments could significantly impede our ability to respond to changes in economic and other conditions.

Our ability to sell one or more of our properties in response to changing economic, financial and investment conditions may be limited. We cannot predict whether we will be able to sell any of our properties for the price or terms set by us, or whether any price or other terms offered by a prospective buyer would be acceptable to us. We also cannot predict the length of time needed to find a willing buyer and to the close the sale of an asset. The real estate market is affected by many factors that are beyond our control.

We may undertake joint ventures, investments, joint projects and other strategic alliances and such undertakings may be unsuccessful and may have an adverse effect on our business.

We continually evaluate and explore strategic opportunities as they arise, including product, technology, business or asset transactions. Such undertakings may not be successful or may take a substantially longer period than initially expected to become successful, and we may never recover our investments or achieve desired synergies or economies from these undertakings. Nevertheless, we may in the future to seek to grow our operations in part by entering into joint ventures, or undertaking investments, joint projects or other strategic alliances with third parties in diversified precious and strategic metals production and processing industries. These activities involve challenges and risks in negotiation, execution, valuation and integration, and closing of the transactions could be delayed or prevented by regulatory approval requirements, including permitting issues, or other conditions.

Any future agreements that we may enter into also could expose us to new operational, regulatory, market, litigation and geographical risks as well as risks associated with significant capital requirements, the diversion of management and financial resources, unforeseen operating difficulties and expenditures, sharing of proprietary information, loss of control over day-to-day operations, non-performance by a counterparty, potential competition and conflicts of interest. In addition, we may not be successful in finding suitable targets on terms that are favorable to us, or at all. Even if successfully negotiated and closed, expected synergies from a joint venture, investment or other strategic alliance may not materialize, may not advance our business strategy, may fall short of expected return-on-investment targets or may not prove successful or effective for our business. We may also encounter difficulty integrating the operations, personnel and financial and operating systems of an acquired business into our current business.

We may need to raise additional debt funding or sell additional equity securities to enter into such joint ventures or make such acquisitions. However, we may not be able to obtain such debt funding or sell equity securities on terms that are favorable to us, or at all. The raising of additional debt funding by us, if required and available, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities, if required and available, could result in dilution to our shareholders.

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Our business depends on a limited number of key personnel, the loss of whom could negatively affect us.

Our officers and employees are important to our success. If any of them becomes unable or unwilling to continue in their respective positions, and we are unable to find suitable replacements, our business and financial results could be materially negatively affected.

Legal, Regulatory and Compliance Risks

Our ability to execute our strategic plans depends upon our success in obtaining a variety of required governmental approvals that may be opposed by third parties.

Our operations may be delayed, hindered or prevented to the extent that we are unable to obtain the governmental permits or approvals necessary to conduct the full extent of the operations contemplated by our strategic plan in a timely fashion or at all. This inability may occur due to a variety of factors, including opposition by third parties, such as members of the public or environmental groups. We expect that future permit and approval applications and issuances will meet with similar opposition. We may encounter delays and added costs if permits and approvals are challenged.

The Company is subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.

The Company’s production, development and exploratory mining operations are subject to numerous federal, state and local laws and regulations governing the operations, discharge, emission, or release of materials into the environment and the protection of the environment and human health and safety, including the Federal Clean Water Act (“CWA”), Clean Air Act (“CAA”), Endangered Species Act, Safe Drinking Water Act, Migratory Bird Treaty Act, National Environmental Policy Act, Resource Conservation and Recovery Act (“RCRA”), and Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”). Federal initiatives are often also administered and enforced through state agencies operating under parallel state statutes and regulations. Failure to comply with such rules and regulations could result in substantial penalties or construction or operational delays or requirements to cease production and have an adverse effect on the Company. These laws and regulations may, among other things:

•	Require that the Company obtain permits before commencing mining work and to comply with ongoing permit requirements;

•	Restrict the substances that can be released into the environment in connection with mining work and require remediation of substances that are released;

•	Impose obligations to reclaim land in order to minimize long term effects of land disturbance; and

•	Limit or prohibit mining work on protected areas.

Under these laws and regulations, the Company could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. The Company maintains limited insurance coverage for sudden and accidental environmental damages. Accordingly, the Company may be subject to liability, or it may be required to cease production from properties in the event of environmental damages. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays, cause material changes or delays in the Company’s current and planned operations and future activities and reduce the profitability of operations.

At the state level, surface mining operations in Idaho are regulated by the Idaho Department of Lands (“IDL”). The surface mining regulations require water monitoring to protect surface and ground water and results are submitted to the Idaho Department of Environmental Quality (IDEQ). If any degradation of existing water quality is found, regulations require the Company to work with the state regulators to mitigate any impacts on water quality. In addition, we are required to hold Idaho reclamation permits required under Idaho law. These permits mandate concurrent and post-mining reclamation of mines and require the posting of reclamation bonds sufficient to guarantee the cost of mine reclamation. Other Idaho regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations. Any changes to these laws and regulations could have a negative impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

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It is possible that future changes in these laws or regulations could increase operating costs or require capital expenditures in order to remain in compliance. Any such changes could have an adverse effect on the Company’s business, financial condition and results of operations.

The Company is subject to the Federal Mine Safety and Health Act of 1977 and regulations promulgated thereto, which impose stringent health and safety standards on numerous aspects of their operations.

The Company’s exploration, development and mining is subject to the Federal Mine Safety and Health Act of 1977, which imposes stringent health and safety standards on numerous aspects of mineral extraction and processing operations, including the training of personnel, operating procedures, operating equipment and other matters, and the costs associated with compliance with such laws and regulations can be substantial. The Company’s failure to comply with these standards could have a material adverse effect on their business, financial condition or otherwise impose significant restrictions on their ability to conduct mining work.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production, and financial performance of our operations.

Our activities are inherently hazardous and any exposure may exceed our insurance limits or may not be insurable.

The Company’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, environmental or industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena, such as inclement weather conditions, floods, hurricanes and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the property of others, delays in construction or mining, monetary losses, and possible legal liability.

The nature of these risks is such that liabilities might exceed any applicable liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or we could elect not to insure ourselves against such liabilities because of the high premium costs, in which event, we could incur significant costs that could have a material adverse effect on our financial condition.

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Our insurance and surety bonds for environmental-related issues are limited.

Our insurance and surety bonds against environmental risks are limited as to the maximum protection against potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production. Further, there is no assurance that insurance carriers or surety bond providers will be able to meet their obligations under our arrangements with them. In the event that our environmental liabilities and costs exceed the coverage provided by our insurance carriers and surety bond providers, or such parties are unable to meet their obligations, we would have limited funds available to us to remedy such liabilities or costs, or for future operations. If we are unable to fund the cost of remedying an environmental problem, we also might be required to enter into an interim compliance measure pending completion of the required remedy.

We are subject to federal and state laws that require environmental assessments and the posting of bonds, which add significant costs to our operations and delays in our projects.

Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project undertaken by us. Our mineral exploration operations are required to be covered by reclamation bonds deemed adequate by regulators to cover these risks.

We may be subject to litigation.

                We may be subject to legal proceedings. Due to the nature of our business, we may be subject to a variety of regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges, and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business.

Title claims against our properties could require us to compensate parties making such claims, if successful, and divert management’s time from operations.

There may be challenges to our title in the properties in which we hold material interests. If there are title defects with respect to any of our properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. The validity of unpatented mineral claims, which constitute most of our strategic mineral holdings in the United States, is often uncertain and may be contested by the federal government and other parties. The validity of an unpatented mineral claim, in terms of both its location and its maintenance, depends on strict compliance with a complex body of federal and state, statutory and decisional law. Although we have attempted to acquire satisfactory title to our properties, we have not obtained title opinions or title insurance with respect to the acquisition of the unpatented mineral claims. The investigation and resolution of title issues would divert management’s time from ongoing exploration programs.

We are exposed to global health, economic and market risks that are beyond our control, which could adversely affect our financial results and capital requirements.

The outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, including the implementation of travel bans, quarantine periods and social distancing, have caused material disruptions to global business and an economic downturn. Global equity markets have experienced significant volatility and weakness. Governments and their central banks have reacted with significant fiscal and monetary interventions designed to mitigate the impacts and stabilize economic conditions.

Attempts at containment of COVID-19 have resulted in decreased economic activity which has adversely affected the broader global economy. At this time, the full extent to which COVID-19 will negatively impact the global economy and our business is uncertain, but pandemics or other significant public health events will most likely have a material adverse effect on our business and results of operations. It is not currently possible to reliably estimate the length and severity of the impact on the Company’s financial condition, and that of its subsidiaries and partners in future periods.

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Uncertainties regarding the global economic and financial environment could lead to an extended national or global economic recession. A slowdown in economic activity caused by a recession would likely reduce demand for assets that we hold for sale and result in lower commodity prices for long periods of time. Costs of exploration, development and production have not yet adjusted to current economic conditions, or in proportion to the significant reduction in product prices.

The Company is monitoring the situation and taking reasonable steps to keep our business premises, properties, vendors and employees in a safe environment and are constantly monitoring the impact of COVID-19. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. While we have not seen a significant impact to our results from COVID-19 to date, if the virus continues to cause significant negative impacts to economic conditions or impacts the Company’s ability to continue exploration work, our results of operations, financial condition and liquidity could be adversely impacted.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail and you may lose your investment.

Both mineral development and extraction may require permits from various foreign, federal, state, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned development or production of our mining activity.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest. Many of our properties in which we have ownership rights are located within the Coeur d’Alene Mining District, which is currently the site of a Federal Superfund cleanup project. It is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of this Prospectus, the Company is not aware of any environmental issues or litigation relating to the properties.

The laws of the State of Idaho and our Articles of Incorporation may protect the Company’s directors from certain types of lawsuits.

The laws of the State of Idaho provide that the Company’s directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the Company. The Company’s Articles of Incorporation permit the Company to indemnify its directors and officers against all damages incurred in connection with its business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against the Company’s directors caused by director negligence, poor judgment, or other circumstances. The indemnification provisions may require the Company to use its limited assets to defend its directors and officers against claims, including claims arising out of the Company’s negligence, poor judgment, or other circumstances.

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Risks Related to Investments in Our Common Stock

The price of the Company’s common stock has and may continue to fluctuate significantly, which could negatively affect the Company and holders of its common stock.

The market price of our common shares is subject to volatility, has fluctuated, and may continue to fluctuate significantly due to, among other things, changes in market sentiment regarding our operations, financial results or business prospects, the mining, metals, or environmental remediation industries generally, coordinated trading activities, large derivative positions or the macroeconomic outlook. The price of our common stock has been, and may continue to be, highly volatile. Certain events or changes in the market or our industries generally are beyond our control.

In addition to the other risk factors contained or incorporated by reference herein, factors that could impact our trading price include:

•	our actual or anticipated operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other industry participants;

•	reports in the press or investment community generally or relating to our reputation or the financial services industry;

•	developments in our business or operations or our industry sectors generally;

•	any future offerings by us of our common stock;

•	any coordinated trading activities or large derivative positions in our common stock, for example, a “short squeeze” (a short squeeze occurs when a number of investors take a short position in a stock and have to buy the borrowed securities to close out the position at a time that other short sellers of the same security also want to close out their positions, resulting in surges in stock prices, i.e., demand is greater than supply for the stock shorted);

•	legislative or regulatory changes affecting our industry generally or our business and operations specifically;

•	the operating and stock price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions, restructurings, dispositions, financings and other material events by us or our competitors;

•	expectations of (or actual) equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by equity offerings;

•	actions by our current shareholders, including future sales of common shares by existing shareholders, including our directors and executive officers;

•	proposed or final regulatory changes or developments;

•	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us; and

•	other changes in U.S. or global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity prices, credit or asset valuations or volatility.

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If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We have relatively little research coverage by securities and industry analysts. If no additional industry analysts commence coverage of the Company, the trading price for our common stock could be negatively impacted. If one or more of the analysts who cover us downgrades our common stock, or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

We do not expect to pay any cash dividends for the foreseeable future.

We expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board, subject to compliance with applicable law, our organizational documents and any contractual provisions, including under agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our board deems relevant. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

The Company may issue additional common stock or other equity securities in the future that could dilute the ownership interest of existing shareholders.

The Company is currently authorized to issue 200,000,000 shares of common stock, of which 11,772,442 shares were issued and outstanding as of April 28, 2022, and 1,000,000 shares of preferred stock, of which no Preferred Shares are outstanding as of April 28, 2022. To maintain its capital at desired levels or to fund future growth, the board may decide from time to time to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of common stock. New investors in other equity securities issued by the Company in the future may also have rights, preferences and privileges senior to, that may adversely impact, the Company’s current shareholders.

If a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

                We cannot predict what effect, if any, future issuances by us of our common stock or other equity will have on the market price of our common stock. Any shares that we may issue may not have any resale restrictions, and therefore could be immediately sold by the holders. The market price of our common stock could decline if certain large holders of our common stock, or recipients of our common stock, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could also impair our ability to raise capital through the sale of additional common stock in the capital markets.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. In the case of a sale of shares of our common stock by the selling stockholders, we will not receive any proceeds from the sale of our common stock

SELLING STOCKHOLDERS

                This prospectus also relates to the possible resale by some of our stockholders of up to an aggregate of 360,134 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by such stockholders in connection with Registrant’s non-brokered private placement on February 9, 2022. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledges, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

                The selling stockholders are listed in the following table. The selling stockholders are not affiliates of any broker-dealer. The following table, based upon information currently know by us, sets forth as of April 28, 2022: (i) the name of the selling stockholders; (2) the number of shares of common stock held of record or beneficially by the selling stockholders as of such dated (as determined below); and (iii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the SEC. The selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Registered for Sale	Shares of Common Stock Beneficially Owned After Offering(1)	Percent of Outstanding Shares to be Owned After the Offering
Kevin Hansen	5,600	7,000	12,600	0.1%
David Allen Hill	450,508	100,000	550,508	4.6%
David Sagara	108,406	3,500	111,906	0.9%
Chris Duffek	107,929	3,334	111,263	0.9%
Mike Seubert	24,209	40,000	64,209	0.5%
JW Opportunities Master Fund, LTD	0	60,000	60,000	0.5%
JW Partners, LP	0	140,000	140,000	1.1%
Peter Spina	35,715	6,300	49,315	0.4%

(1)

We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for the purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders

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DESCRIPTION OF SECURITIES

                The following is a summary of our capital stock and certain provisions of our articles of incorporation and bylaws. This summary does not purport to be a complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the Idaho Business Corporation Act.

                See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 200,000,000 shares of common stock having no par value, and 1,000,000 shares of Preferred Stock having no par value.

We may offer shares of common stock under this prospectus. A description of the securities, the terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

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DESCRIPTION OF COMMON STOCK

                As of April 28, 2022, there were 11,772,442 shares of our common stock issued and outstanding, held by approximately 360 Shareholders of record (and approximately 2,200 beneficial holders).

                Our common stock is currently traded on the NYSE American Market under the symbol “IDR.”

Voting Rights. Each stockholder, on each matter submitted to a vote at a meeting of shareholders, has one vote for each share registered in the stockholder’s name on the books of the Company. Holders of shares of common stock have no cumulative voting or preemptive rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable.

Quorum. At any meeting of the Shareholders, a majority of all the Shares entitled to vote, represented by Shareholders of record in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the Shares entitled to vote at the meeting. When a quorum is present at any meeting, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of the Bylaws, a different vote is required. Once a quorum is present, Shareholders may continue to transact business at the meeting notwithstanding the withdrawal of enough Shareholders to otherwise leave less than a quorum.

Dividend rights. The Board of Directors may, from time to time, declare and the Company may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. The Company has never paid, and has no plans to pay, any dividends on its shares of Common Stock.

No Cumulative Voting Rights. Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Preemptive Rights. The shareholders of the Company do not have a preemptive right to acquire the Company’s unissued shares.

Right to Amend Bylaws. The Bylaws of the Company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders. The Board of Directors has the power to make, alter, amend and repeal the Bylaws of the Company. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders’ meeting.

Preferred Stock. Our Board of Directors is authorized to issue 1,000,000 shares of Preferred Stock and to provide for the issuance preferred shares in series, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period. As of April 28, 2022, there were no shares of Preferred Stock issued and outstanding, and the Company has no plans to issue any amount of Preferred Stock.

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Idaho Control Share Acquisition Act

                We are subject to the Idaho Control Share Acquisition Act (the “Act”), which limits an “Issuing public corporation” from engaging in a “business combination,” except under certain circumstances, after a “control share acquisition,” unless there is a resolution of shareholders approved by the affirmative of 66 2/3% of the voting power of all shared entitled to vote, excluding:

•	The acquiring person;
•	Any officer of the issuing public corporation; or
•	Any director of the issuing public corporation.

An “acquiring person” means a person that makes or proposes to make a control share acquisition. If two (2) or more persons act as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement, relationship, understanding or otherwise, whether or not in writing, for the purposes of acquiring, owning or voting shares of an issuing public corporation, all members of the partnership, syndicate or other group constitute a “person.”

“Control share acquisition” means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of an issuing public corporation that would, when added to all other shares of the issuing public corporation, beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power above 20% of the issuing public corporation’s total shares.

The Act makes it more difficult for an “acquiring person” to effect various business combinations with a corporation. The existence of this provision would be expected to have an anti-takeover affect with respect to transactions not approved in advance by shareholders, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	whether or not such debt securities are guaranteed;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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•	any restrictions our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock;

•	redeem capital stock;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the denominations in which we will issue the series of debt securities;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

                We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

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•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the date of determining the security holders entitled to the rights distribution;

•	The number of such rights issued to each security holder;

•	The extent to which such rights are transferable;

•	If applicable, a discussion of the material United States federal income tax considerations applicable to the insurance or exercise of such rights;

•	The date on which the right to exercise such rights shall commence, in the date on which such rights shall expire (subject to any extension);

•	The conditions to completion of the rights offering;

•	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	The extent to which such rights include an over-subscription privilege with respect to unsubscribe securities;

•	If applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	Any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

                As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, debt securities and/or warrants or rights for the purchase of common stock, and/or debt securities in any combination. The applicable prospectus supplement will describe:

•	The securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	The terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	A description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

•	through agents;

•	to or through underwriters;

•	to or through or broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to one or more purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the selling stockholders, from the purchasers of the securities or from both us and/or the selling stockholders and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of the selling stockholders and their relationship to us;

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us; and

•	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NYSE American Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

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•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed broker or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transaction may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions for the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

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LEGAL MATTERS

                The validity of the securities offered in this prospectus will be passed upon for us by Lyons O’Dowd, PLLC (“Lyons O’Dowd”). Lyons O’Dowd has represented the Company since 2015, and, in connection with such representation, the Company issued Lyons O’Dowd 45,055 restricted shares of common stock on June 27th, 2017 as consideration for legal services provided. Additionally, Lukas D. O’Dowd, Esq. of Lyons O’Dowd personally holds 9,054 shares of common stock and has indirect ownership of the shares held by Lyons O’Dowd, as described above. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

                Our balance sheets as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 31, 2021, filed with the Securities and Exchange Commission on November 15, 2021;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 16, 2021;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 17, 2021;

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 14, 2022, February 15, 2022, March 9, 2022, March 10, 2022, and April 22, 2022;

•	Our proxy statements on Schedule 14A filed with the SEC on September 2, 2021, and September 16, 2021;

•	The description of our common stock contained in the registration statement on Form 8-A, dated March 9, 2022, File No. 001-41320, and any other amendment or report filed for the purpose of updating such description; and

•	The description of our common stock contained in the registration statement on Form 10-12G filed with the SEC on February 25, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

                Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contains herein or in the applicable prospectus supplement or an any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. Because our common stock is listed on the NYSE American Market, you may also inspect reports, proxy statements and other information at the offices of the NYSE American Market.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus by not delivered with the prospectus upon written or oral request. You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Idaho Strategic Resources, Inc.

201 N. Third Street

Coeur d’Alene, ID 83814

(208) 625-9001

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